UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________ FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2011

GENTA INCORPORATED
________________________________________ (Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

By way of background, as previously reported:

•
On June 9, 2008, Genta Incorporated, a Delaware corporation (the “Company”) issued to certain accredited investors in a private placement $20 million of senior secured convertible notes (the “2008 Notes”).

•	On April 2, 2009, the Company issued to certain accredited institutional investors in a private placement $6 million of senior secured convertible notes (the “April 2009 Notes”).

•
On July 7, 2009, the Company entered into a securities purchase agreement (the “July 2009 Purchase Agreement”), whereby it issued to certain accredited institutional investors in a private placement $3 million of units (the “July Units”), each July Unit consisting of (i) 70% of a subordinated unsecured convertible note (the “July 2009 Notes”) and (ii) 30% of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) (the “July 2009 Financing”).

•
On September 4, 2009, the Company issued to certain accredited institutional investors in a private placement $7 million of the July 2009 Notes and Common Stock at an additional closing under the July 2009 Purchase Agreement.

•
Also on September 4, 2009, the Company entered into a securities purchase agreement (the “September 2009 Purchase Agreement”) with certain accredited institutional investors, pursuant to which it issued approximately $3 million of the units (the “September Units”), each September Unit consisting of (i) 70% of a subordinated unsecured convertible note (the “September 2009 Notes”) and (ii) 30% of shares of the Company’s Common Stock (the “September 2009 Financing”).  In connection with the sale of the September Units, the Company also issued to the investors two-year warrants to purchase Common Stock in an amount equal to 25% of the number of shares of Common Stock issuable upon conversion of the September 2009 Notes purchased by each investor at the closing.

•
On March 5, 2010, the Company entered into a securities purchase agreement (the “March 2010 Purchase Agreement”) with certain accredited investors listed on the signature pages thereto, pursuant to which it agreed to issue $25 million of units (the “2010 Units”), each 2010 Unit consisting of (i) 40% of a senior unsecured convertible note (the “B Notes”), (ii) 40% of a senior unsecured convertible note (the “C Notes”) and (iii) 20% of a senior secured convertible note (the “D Notes”).  In connection with the sale of the 2010 Units, the Company also agreed to issue warrants (the “2010 Debt Warrants”) to purchase senior unsecured convertible notes (the “E Notes”, and together with the B Notes, the C Notes and the D Notes, the “2010 Closing Notes”) in an amount equal to 40% of the purchase price paid for each such 2010 Unit.   The issuance of the 2010 Closing Notes and 2010 Debt Warrants in exchange for $25 million is referred to herein as the “March 2010 Financing.”

On September 2, 2011, the Company entered into a securities purchase agreement (the “September 2011 Purchase Agreement”) with certain accredited investors listed on the signature pages thereto, pursuant to which it agreed to issue up to $12.7 million of units (the “2011 Units”), each 2011 Unit consisting of (i) 12.00% senior secured convertible promissory notes due September 9, 2021, convertible into shares of Common Stock, at an initial conversion rate of 671,040 shares of Common Stock for every $1,000 of principal and accrued interest due under the notes (the “G Notes”), (ii) 12.00% senior secured cash collateralized convertible promissory notes due September 9, 2021, convertible into shares of Common Stock, at a rate of 671,040 shares of Common Stock for every $1,000 of principal and accrued interest due under the notes (the “H Notes”, together with the G Notes, the “September 2011

Notes”), (iii) senior secured convertible promissory note warrants to purchase an amount of G Notes equal to the G Notes purchased at the closing, at an exercise price of $1,000 per warrant (the “G Warrants”), which purchase price may be paid through a cashless “net exercise” feature, and (iv) senior secured cash collateralized convertible promissory note warrants to purchase an amount of G Notes equal to the H Notes purchased at closing, at an exercise price of $1,000 per warrant (the “H Warrants,” together with the G Warrants, the “September 2011 Debt Warrants”), which purchase price may also be paid through a cashless “net exercise” feature.  The issuance of the September 2011 Notes and September 2011 Debt Warrants in exchange for $12.7 million is referred to herein as the “September 2011 Financing.”

In the September 2011 Purchase Agreement, the Company also agreed that it will not file a registration statement or undertake any registered offering of Company securities prior to the first anniversary of the September 2011 Purchase Agreement.  The Company also agreed not to consummate any additional capital raising transaction or offer to sell to, issue to or exchange with (or make any other type of distribution to) any third party any securities of the Company that rank senior to or pari passu to the September 2011 Notes.

           In connection with the September 2011 Financing, the officers and directors of the Company executed lock-up agreements, whereby each such officer and director agreed not to engage in any resale transactions involving the Company’s Common Stock for the period beginning on September 9, 2011 and ending on the earlier of: (i) six months from such date and (ii) an agreed upon event as set forth in the September 2011 Purchase Agreement.

The September 2011 Financing will close on or about September 9, 2011.  Proceeds from the September 2011 Financing will be used for general corporate purposes.  The September 2011 Notes will be secured by all of the assets of the Company.  The Company will have direct access to $4,233,333.33 of the proceeds, and the remaining $8,466,666.67 of the proceeds will be placed in a blocked account as collateral security for the $8,466,666.67 in principal amount of H Notes.  The security interest in the cash collateral in the blocked account maintained for the benefit of the holders of the H Notes will be released, and restrictions on the Company’s use of the $8,466,666.67 held in the blocked account will terminate if, at any time after six months from the closing of the transaction: (i) the Company files a Form 8-K with the United States Securities and Exchange Commission stating that, as of the date of such filing, the daily trading volume of the Company’s Common Stock, as reported by the Company’s principal trading market, for each of the ten (10) trading days prior to the date on which such filing is made equals or exceeds one-tenth (1/10) of the number of shares underlying the H Notes on the date of such filing; and (ii) the daily volume weighted average price of the Company’s Common Stock for each of the ten (10) trading days prior to the date on which such filing is made is greater than the conversion price then in effect for the H Notes by an amount equal to or greater than 200% of the then applicable conversion price on the date of the filing.  The security interest will also be released (i) dollar for dollar upon conversion of any part of the H Notes or (ii) upon the approval of each holder of the then outstanding H Notes with respect to such holder’s H Notes only.

The September 2011 Notes all have a ten-year term.  The holder of each H Note has the right to require the Company to repay 100% of the outstanding principal and accrued interest on each H Note on or after March 9, 2012.  The holder of each G Note has the right to require the Company to repay 100% of the outstanding principal and accrued interest on each G Note on or after September 9, 2012.

The September 2011 Notes will be initially convertible into shares of the Company’s Common Stock at a conversion rate of 671,040 shares of Common Stock for every $1,000.00 of principal and interest being converted.  This conversion rate is subject to customary adjustment for any stock splits, combinations, recapitalizations or the like.  Additionally, if on the last trading day prior to the Saturday following the date that is two (2) weeks after the effective date of the reverse stock split, which is required to be executed by the Company in the September 2011 Purchase Agreement (the “First Adjustment Date”), the volume weighted closing price of the Company’s Common Stock for the three consecutive trading day period prior to the First Adjustment Date (the “First 3-Day VWCP”) is less than the conversion price for the G Notes then in effect, the conversion price for the G Notes shall be reduced to a price equal to 10% of the First 3-Day VWCP.  Also, if on the last trading day prior to the Saturday following the date that is eight (8) weeks after the First Adjustment Date (the “Second Adjustment Date”) the volume weighted closing price of the Company’s Common Stock for the three consecutive trading day period prior to the Second Adjustment Date (the “Second 3-Day VWCP”) is less than the conversion price for the G Notes then in effect, the conversion price for the G Notes shall be reduced to a price equal to 10% of the Second 3-Day VWCP.  Also, if on the last trading day prior to the Saturday following the date that is six (6) months after the Closing date (as defined in the Notes) (the “Third Adjustment Date”) the volume weighted closing price of the Company’s Common Stock for the three consecutive trading day period prior to the Third Adjustment Date (the “Third 3-Day VWCP”) is less than the conversion price for the G Notes then in effect, the conversion price for the G Notes shall be reduced to a price equal to 10% of the Third 3-Day VWCP.  In addition, the conversion rate of all of the September 2011 Notes will be reduced if the Company issues additional shares of Common Stock or Common Stock Equivalents (as defined in the September 2011 Notes) for consideration that is less than the then applicable conversion price or if the conversion or exercise price of any Common Stock Equivalent (including the September 2011 Notes) is adjusted or modified to a price less than the then applicable conversion price.

The September 2011 Notes will bear interest at a rate of 12% per annum, payable semi-annually in additional September 2011 Notes and may not be prepaid by the Company.  The amount of each September 2011 Note that is convertible on any day is limited to a fraction of the total principal amount of such September 2011 Note according to a formula set forth in the September 2011 Notes.    The September 2011 Notes are secured with a first priority lien on substantially all of the assets of the Company.

The G Warrants are exercisable for up to $4,233,333.33 of G Notes until the close of business on the day that is five (5) years following the Closing.  The H Warrants are exercisable for up to $8,466,666.67 of G Notes until the close of business on the day that is five (5) years following the Closing.  In the event that the value of the Common Stock issuable upon conversion of the September 2011 Notes underlying the September 2011 Debt Warrants exceeds the aggregate exercise price of the September 2011 Debt Warrants, the holder of the September 2011 Debt Warrant has the right to exercise the September 2011 Debt Warrant on a “cashless” basis, which would permit exercise without payment of cash in exchange for a September 2011 Note with a reduced principal amount.

In connection with the September 2011 Financing, pursuant to a Note Conversion and Amendment Agreement (the “Amendment Agreement”), (A) the maturity dates of the June 2008 Notes, April 2009 Notes, July 2009 Notes and September 2009 Notes were initially extended to September 9, 2011, and upon the closing of the transactions contemplated by the September 2011 Purchase Agreement, the maturity dates will be extended to the date that is two years from the Closing Date, and (B) the holders of such existing indebtedness acknowledges that the June 2008 Notes, April 2009 Notes, July 2009 Notes and September 2009 Notes are subordinate and subject in right of payment to the prior payment in full of the September 2011 Notes.  Additionally, holders of the March 2010 Notes also agreed to extend the maturity date of the March 2010 Notes initially to September 9, 2011 and upon the closing of the transactions contemplated by the September 2011 Purchase Agreement, to the date that is two years from the Closing Date, and to acknowledge that the March 2010 Notes are subordinate and subject in right of payment to the prior payment in full of the September 2011 Notes.  In addition, all of the outstanding April 2009 Notes, July 2009 Notes, September 2009 Notes and March 2010 Notes, as well as the June 2008 Notes held by the signors of the Amendment Agreement, were further amended to revise the conversion limitation section of each such note to include the conversion limitation formula set forth in the September 2011 Notes.

Also, pursuant to the Amendment Agreement, effective September 2, 2011, the Conversion Rate of the April 2009 Notes was changed to 671,040 shares of Common Stock for every $1,000 of principal or interest that is being converted.  Since the new conversion price of the April 2009 Notes is less than the current conversion price for the 2008 Notes, July 2009 Notes, September 2009 Notes and the March 2010 Notes (collectively, the “Prior Notes”), the conversion rate for the Prior Notes has effectively been reset to 671,040 shares of Common Stock for every $1,000 of principal or interest that is being converted.

In addition, each signatory to the Amendment Agreement that is a holder of the Company’s April 2009 Notes, July 2009 Notes, September 2009 Notes or March 2010 Notes agreed that, on each of September 6, 2011, September 7, 2011 and September 8, 2011, such holder will convert an amount of such holder’s principal amount of April 2009 Notes, July 2009 Notes, September 2009 Notes or March 2010 Notes that will result in such holder beneficially owning 9.999% of the Company’s Common Stock (such percentage to be based on the number of shares of Common Stock outstanding prior to any conversions contemplated by the Amendment Agreement) following such conversion, subject to any conversion limitations set forth in each such April 2009 Note, July 2009 Note, September 2009 Note or March 2010 Note, and agreed to deliver on each such date a notice of conversion pursuant to each such April 2009 Note, July 2009 Note, September 2009 Note or March 2010 Note being converted (with such holder able to select which April 2009 Notes, July 2009 Notes, September 2009 Notes or March 2010 Notes shall be converted pursuant to the terms of the Amendment Agreement).

As consideration for the amendments above, the Company agreed to issue to each of the holders of currently outstanding June 2008 Notes, April 2009 Notes, July 2009 Notes and September 2009 Notes, a three-year warrant to purchase shares of Common Stock at an exercise price equal to the Conversion Price (as defined in the September 2011 Notes), subject to certain conversion price adjustments (the “Common Stock Purchase Warrants”).  Each Common Stock Purchase Warrant shall be exercisable for a number of shares of Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock that would be issuable if such holder converted all of the outstanding principal and interest underlying all of such holder’s June 2008 Notes, April 2009 Notes, July 2009 Notes or September 2009 Notes, as applicable, on the Closing Date, after giving effect to the transactions contemplated by the September 2011 Financing (without regard to any restriction on conversion contained in the Amendment Agreement or in the April 2009 Notes, July 2009 Notes or September 2009 Notes, as applicable) and otherwise on the terms of such Common Stock Purchase Warrant.

Rodman & Renshaw, LLC (“Rodman”) acted as the exclusive placement agent for the September 2011 Financing.  On July 25, 2011, the Company executed a placement agency agreement (the “Placement Agency Agreement”) by and between the Company and Rodman.  The Company will pay Rodman an aggregate cash fee equal to 6% of the gross proceeds of the September 2011 Financing received from investors introduced to the Company by Rodman (“Covered Investors”) plus Rodman’s actual out of pocket expenses incurred in the September 2011 Financing, limited to a maximum of $25,000.  In addition, Rodman will receive warrants equal to 6% of the aggregate number of shares of Common Stock issuable to Covered Investors in the September 2011 Financing.

The September 2011 Notes and the Debt Warrants offered and the Common Stock and G Notes issuable upon conversion of the September 2011 Notes and upon exercise of the Debt Warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements.  The Company believes that the issuance of the securities in this transaction was exempt from registration under Section 4(2) of the Securities Act.

A complete copy of each form of September 2011 Note, each form of Debt Warrant, the form of Common Stock Purchase Warrant, the September 2011 Purchase Agreement, the Note Conversion and Amendment Agreement, the Security Agreement, the Cash Collateral Security Agreement and the Placement Agency Agreement are attached as exhibits to this Form 8-K.  The foregoing description of the September 2011 Financing, and any other documents or filings referenced herein, are qualified in their entirety by reference to such exhibits, documents or filings.

The Company issued a press release on September 6, 2011 to announce the Company’s entrance into the September 2011 Purchase Agreement.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

4.1	Form of Senior Secured Convertible Note (“G Note”) (filed herewith).
4.2	Form of Senior Cash Collateralized Secured Convertible Note (“H Note”) (filed herewith).
4.3	Form of Common Stock Purchase Warrant (filed herewith).
4.4	Form of Senior Secured Convertible Promissory Note Purchase Warrant (filed herewith).
4.5	Form of Senior Cash Collateralized Secured Convertible Promissory Note Purchase Warrant (filed herewith).
10.1	Form of Securities Purchase Agreement (filed herewith).
10.2	Form of Note Conversion and Amendment Agreement (filed herewith).
10.3	Form of General Security Agreement (filed herewith).
10.4	Form of Cash Collateral Security Agreement (filed herewith).
10.5	Placement Agency Agreement, dated as of July 25, 2011 between Genta Incorporated and Rodman & Renshaw, LLC (filed herewith).
99.1	Press Release of the Company issued on September 6, 2011 announcing the September 2011 Financing (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

	By:	/s/ Gary Siegel
Name: Gary Siegel
Title: Vice President, Finance

Dated: September 6, 2011